SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): April 5, 2001


                                  SURREY, INC.
             (Exact name of registrant as specified in its charter)


TEXAS                                    001-23407              74-2138564
(State or other jurisdiction of         Commission           (I.R.S. Employer
 incorporation or organization)          File No.            Identification No.)


                   13110 Trails End Road, Leander, Texas 78641
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (512) 267-7172




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Item 2.  Other Events

                  On April 5, 2001, Surrey, Inc. (the "Company") entered into an Agreement for the Purchase and Sale of Assets (the "Asset Agreement"), dated as of April 2, 2001, with Jean Charles Incorporated, a Utah corporation with an address at 82449 Avenue 61, Thermal, California 92274. A copy of the Asset Agreement is attached as an exhibit to this filing. The Asset Agreement provides for the sale by the Company to Jean Charles Incorporated of all of the Company's tangible personal property, inventories, intangibles, books and records and prepaid accounts. The Company is not selling its real property, accounts receivable, bank accounts, tax deposits and certain of its contracts not assumed by Jean Charles Incorporated pursuant to the Asset Agreement nor are the Company's accounts payable being assumed.

                  The sale of assets pursuant to the Asset Agreement has been approved by the Company's board of directors and is subject to approval by the Company's shareholders. The Company will prepare as soon as possible a notice to its shareholders of a special shareholders' meeting to consider and vote upon the Asset Agreement. The circumstances which led to the decision by the Board of Directors to enter into the Asset Agreement were two-fold. Recently, the Board of Directors has been advised by management that the current audit of the Company's financial statements for its year ended December 31, 2000 reveal that the Company has experienced substantial losses for the year ended December 31, 2000, in the amount of approximately $2,100,000.00. In addition, the Company has borrowed heavily from The Chase Manhattan Bank over the past few years and is indebted to The Chase Manhattan Bank in the amount of approximately $6,000,000.00, including principal, interest and late fees, all of which debt is cross-collateralized by the Company's real property, accounts receivable and inventory. By letter dated January 3, 2001, The Chase Manhattan Bank accelerated the maturity of a portion of the Company's debt and demanded immediate payment. The Company unsuccessfully sought to refinance its debt owed to The Chase Manhattan Bank with another lender. By letter dated March 7, 2001, The Chase Manhattan Bank accelerated the maturity of the balance of the Company's indebtedness and demanded immediate payment. The Board of Directors of the Company has considered various alternatives available to the Company, including bankruptcy, receivership, assignment for the benefit of creditors and sale of assets, and has discussed these alternatives with the professional advisors to the Company. The Company does not have the financial ability to continue as a going concern, nor does it have the capital resources to continue its operations under the threat of foreclosure by The Chase Manhattan Bank. The Board of Directors of the Company has determined that the Asset Agreement is the preferred alternative for the creditors and shareholders of the Company.


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                  In a Letter Agreement dated April 5, 2001 among the Company,
         The Chase Manhattan Bank and Jean Charles Incorporated, The Chase Manhattan Bank has agreed to forebear taking any action to collect the debt owed to it by the Company for 180 days, subject to the continuing performance by Jean Charles Incorporated pursuant to the Asset Agreement. A copy of the Letter Agreement is attached as an exhibit to this filing.

                  The sale of assets pursuant to the Asset Agreement will close on July 31, 2001, unless postponed by the parties, but not later than September 29, 2001 (the "Closing"). At the Closing the Company will transfer and deliver title to the assets to be sold pursuant to the Asset Agreement to Jean Charles Incorporated.

                  Jean Charles Incorporated has contracted to perform certain obligations pursuant to the Asset Agreement in consideration for the assets to be sold, including (i) operation of the Company's business as agent for the Company until the Closing; (ii) payment of the Company's general, administrative and operating expenses from the date of the Asset Agreement until the Closing; (iii) payment of lease payments on the Company's operating and capital leases from the date of the Asset Agreement until the Closing; and (iv) payment of certain other expenses of the Company, subject to prior approval. Effective on the date of the Asset Agreement, the Company laid-off all of its employees and Jean Charles Incorporated hired and agreed to pay those employees it considers necessary to the ongoing business of the Company. Jean Charles Incorporated also contracted to lease the Company's office and warehouse facilities on a month-to-month basis at a rental of $10,000.00 per month for as long as necessary to continue the operations of the Company.

                  In addition, Jean Charles Incorporated entered into a Guaranty Agreement (the "Guaranty Agreement") dated April 5, 2001 with The Chase Manhattan Bank pursuant to which Jean Charles Incorporated guaranteed the payment by or on behalf of the Company of $3,000,000.00 to The Chase Manhattan Bank within 180 days after the date of the Asset Agreement from collections on the Company's accounts receivable and sales of product using the Company's inventory. A copy of the Guaranty Agreement is attached as an exhibit to this filing. The Chase Manhattan Bank is owed approximately $6,000,000.00, including principal, interest and late fees, by the Company, all of which is cross-collateralized by the Company's real property, accounts receivable and inventory.

                  In addition, Jean Charles Incorporated has agreed, pursuant to the Asset Agreement, to pay 10% of gross sales revenues, less returns and allowances, from sales of products acquired from the Company directly to the Company's trade creditors, until such time as the Company's trade creditors have been paid in full.


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


                  In addition, Jean Charles Incorporated has agreed, pursuant to the Asset Agreement, to purchase from the Company all of its inventories on hand at the Closing, valued at the lesser of cost or fair market value, less inventory advances by Jean Charles Incorporated to the Company. In payment for the inventory, Jean Charles Incorporated will pay 10% of gross sales revenues, less returns and allowances, from sales of products acquired from the Company directly to the Company, after the Company's trade creditors have been paid in full, until such time as the Company has been paid in full for the inventory.

                  Additionally, the Asset Agreement provides that all shares of stock of the Company owned directly or indirectly by John van der Hagen will be canceled by the Company at or prior to the Closing, John van der Hagen will enter into a long term consulting agreement with Jean Charles Incorporated, a copy of which is attached as an exhibit to this filing, and Marty van der Hagen will enter into an employment agreement with Jean Charles Incorporated, a copy of which is attached as an exhibit to this filing.

                  Additionally, Jean Charles Incorporated has covenanted pursuant to the Asset Agreement that within 18 months after the date of the Asset Agreement, Jean Charles Incorporated will make a tender offer to the shareholders of the Company to purchase all of their shares of stock of the Company for cash consideration of $.80 per share, less distributions, if any, made to the shareholders after the date of the Asset Agreement.

Item 7.  Financial Statements and Exhibits

(a) Financial Statements

         None.

(b) Pro forma financial information

         None.

(c) Exhibits.  The following exhibits are incorporated herein by this reference:

Exhibit No.       Description of Exhibit

10.24 Agreement for the Purchase and Sale of Assets dated as of April 2, 2001 between Surrey, Inc. and Jean Charles Incorporated

10.25 Guaranty Agreement dated April 5, 2001 between Jean Charles Incorporated and The Chase Manhattan Bank

10.26 Letter Agreement dated April 5, 2001 among Surrey, Inc.; Jean Charles Incorporated and The Chase Manhattan Bank

10.27 Consulting Agreement dated April 2, 2001 between Jean Charles Incorporated and John van der Hagen.


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10.28             Employment Agreement dated April 2, 2001 between Jean Charles
                  Incorporated and Marty van der Hagen.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

         Dated: April 13, 2001                  SURREY, INC.
                                                (Registrant)

                                                By:   /s/ Mark van der Hagen
                                                Mark van der Hagen
                                                Chief Financial Officer



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